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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Glimcher Realty Trust on Forms S-3 (File Nos. 33-90730, 33-91084, 333-43317 and 333-43319) and on Forms S-8 (File Nos. 33-94542 and 333-10221) of our report dated May 27, 1998, relating to the Statement of Revenues and Certain Expenses of Northtown Mall and Lloyd Center Mall for the year ended December 31, 1997, which report appears in this Form 8-K of Glimcher Realty Trust.


                                                       COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 19, 1998